UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

120 Kearny Street, San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 636-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President and Chief Operating Officer

On February 20, 2007, the Board of Directors of The Charles Schwab Corporation (CSC) appointed Walter W. Bettinger II as President and Chief Operating Officer of CSC. Mr. Bettinger, 46, has been Executive Vice President and President - Schwab Investor Services (formerly the Individual Investor Enterprise) of CSC and Charles Schwab & Co., Inc. (Schwab) since 2005. He served as Executive Vice President and Chief Operating Officer - Individual Investor Enterprise of CSC and Schwab from 2004 until 2005, Executive Vice President and President - Corporate Services of Schwab from 2002 until 2004, and Executive Vice President and President - Retirement Plan Services of Schwab from 2000 to 2002. Mr. Bettinger joined Schwab in 1995.

In connection with Mr. Bettinger's appointment as President and Chief Operating Officer, the independent directors of CSC approved compensation for Mr. Bettinger consisting of the following:

-        An annual base salary of $700,000;

-        A target bonus of 250% of his base salary for annual cash incentives under the Corporate Executive Bonus Plan (CEBP);

-        A special one-time cash payment of $1,400,000; and

-        A special one-time award of long-term compensation, consisting of 1,000,000 non-qualified stock options and 250,000 restricted shares.

The stock options vest 25% on each of the first, second, third, and fourth anniversary of the grant date, which was February 20, 2007, and have a term of seven years. The stock options have an exercise price of $19.56, which was the closing price of CSC's common stock on the date of grant. The restricted shares vest 25% on each of the second and third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

On February 21, 2007, CSC issued a press release announcing Mr. Bettinger's appointment as President and Chief Operating Officer. A copy of the press release is included as Exhibit 99.1 to this report.

Approval of Performance Criteria Under the Corporate Executive Bonus Plan

On February 21, 2007, the Compensation Committee of the Board of Directors of CSC approved performance criteria for 2007 under the CEBP. These performance criteria include revenue growth, pre-tax profit margins, and, in the case of U.S. Trust Corporation, net income. Certain executives who lead business units will be paid bonuses based on a combination of overall corporate performance and the performance of their business unit. Certain other executives will be paid bonuses based solely on overall corporate performance.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
99.1        Press Release dated February 21, 2007 ("The Charles Schwab Corporation Appoints Walter W. Bettinger II as President and COO")

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: February 23, 2007	By:	/s/ Christopher V. Dodds
Christopher V. Dodds
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 21, 2007 ("The Charles Schwab Corporation Appoints Walter W. Bettinger II as President and COO")